EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-63855 and 333-34197) pertaining to the Atlantis Plastics, Inc. 1998 Stock Option Plan and the Atlantis Plastics, Inc. 1997 Stock Option Plan of Atlantis Plastics, Inc. of our report dated February 2, 1999, with respect to the consolidated financial statements and schedule of Atlantis Plastics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                    /s/ ERNST & YOUNG LLP
                                        -----------------------
                                        Ernst & Young LLP

Atlanta, Georgia
March  25, 1999